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                                     EXHIBIT 23.1

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19883) pertaining to the 1996 Stock Option Plan, the Registration Statement (Form S-8 No. 333-11841) pertaining to the 1996 Nonstatutory Employee and Consultant Option Plan and the Registration Statement (Form S-8 No. 033-95886) pertaining to the 1995 Employee Stock Purchase Plan, the 1995 Employee and Consultant Stock Plan and the 1995 Director Stock Option Plan of DSP Communications, Inc., of our report dated January 13, 1998, with respect to the consolidated financial statements of DSP Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Our audits also included the financial statement schedule of DSP Communications, Inc. listed in item 14(a)2 of this Annual Report. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                                    /s/ ERNST & YOUNG LLP


Palo Alto, California
March 16, 1998